Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer and James M. Thomson, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

Dated: August 14, 2003	/s/ W. Gary Suttle
W. Gary Suttle Chief Executive Officer

Dated: August 14, 2003	/s/ James M. Thomson
James M. Thomson Chief Financial Officer

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